Exhibit 10.1
STANDBY PURCHASE AGREEMENT
     This STANDBY PURCHASE AGREEMENT (this “Agreement”), dated as of February 17, 2010, is by and among PVF Capital Corp., an Ohio corporation (the “Company”), and Short Vincent Partners II, L.P., an Ohio limited partnership (the “Standby Purchaser”).
WITNESSETH:
     WHEREAS, the Company proposes pursuant to the Registration Statement (as defined herein), to commence an offering to holders of its common stock (the “Common Stock”) of record as of the close of business on January 27, 2010 (the “Record Date”), of non-transferable rights (the “Rights”) to subscribe for and purchase additional shares of Common Stock (the “New Shares”) at a subscription price of $1.75 per share (the “Subscription Price”) for an aggregate offering amount of up to $30,000,000 million (the “Rights Offering”); and
     WHEREAS, pursuant to the Rights Offering, the Company will distribute to each of its shareholders of record as of the Record Date, at no charge, one Right for each share of Common Stock held by such shareholders as of the Record Date, and each Right will entitle the holder to purchase, for each share of Common Stock owned as of the Record Date, New Shares at the Subscription Price (the “Basic Subscription Privilege”); and
     WHEREAS, each holder of Rights who exercises in full its Basic Subscription Privilege will be entitled to subscribe for additional shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privileges up to the total number of New Shares, at the Subscription Price (the “Over-Subscription Privilege”); and
     WHEREAS, in order to facilitate the Rights Offering, the Company has requested the Standby Purchaser to agree, and the Standby Purchaser has agreed to acquire from the Company the lesser of (x) 2,436,610 or (y) such number of shares of Common Stock as will equal, on a fully diluted basis upon completion of the Rights Offering, 9.61% of the total outstanding shares of Common Stock (such number of shares, the “Securities”) at a price equal to the Subscription Price (the “Standby Offering” and, together with the Rights Offering, the “Stock Offerings”); provided, however, in no event will Standby Purchaser be required to purchase a number of shares that would require it or any of its affiliates to obtain prior regulatory clearance or approval from any state or federal bank regulatory authority; and
     NOW THEREFORE, in consideration of the foregoing and the mutual covenants herein contained and other good and valuable consideration, the parties hereto, intending to be legally bound hereby, agree as follows:
     Section 1. Certain Other Definitions. The following terms used herein shall have the meanings set forth below:
      “Affiliate” shall mean an affiliate (as defined in Rule 12b-2 under the Exchange Act) of such Standby Purchaser; provided that the Standby Purchaser or any of its affiliates exercises investment authority, including, without limitation, with respect to voting and dispositive rights with respect to such affiliate.
      “Agent” shall have the meaning set forth in Section 4(f) hereof.
      “Agreement” shall have the meaning set forth in the preamble hereof.
      “Basic Subscription Privilege” shall have the meaning set forth in the recitals hereof.
      “Board” shall mean the Board of Directors of the Company.
      “Business Day” shall mean any day that is not a Saturday, a Sunday or a day on which banks are generally closed in the State of Ohio.
      “Closing” shall mean the closing of the purchases described in Section 2 hereof, which shall be held at the offices of Kilpatrick Stockton LLP in Washington, D.C., at 10:00 a.m., Eastern Time, on the Closing Date or at such other place and time as shall be agreed upon by the parties hereto.

      “Closing Date” shall mean the date of the Closing.
      “Commission” shall mean the United States Securities and Exchange Commission, or any successor agency thereto.
      “Common Stock” shall have the meaning set forth in the recitals hereof.
      “Company” shall have the meaning set forth in the preamble hereof.
      “Cure Period” shall have the meaning set forth in Section 8(a) hereof.
      “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the Commission thereunder.
      “Market Adverse Effect” shall have the meaning set forth in Section 7(a)(iii) hereof.
      “Material Adverse Effect” shall mean a material adverse effect on the financial condition, or on the earnings, financial position, shareholders’ equity, operations, assets, results of operations, regulatory compliance or business of the Company and its subsidiaries taken as a whole; provided that the meaning shall exclude any changes from general economic, industry, market or competitive conditions or changes in laws, rules or regulations generally affecting Persons in the Company’s industry.
      “New Shares” shall have the meaning set forth in the recitals hereof.
      “Non-Disclosure Agreement” shall have the meaning set forth in Section 12 hereof.
     “Other Standby Purchaser” shall have the meaning set forth in Section 4 hereof.
      “Over-Subscription Privilege” shall have the meaning set forth in the recitals hereof.
      “Person” shall mean an individual, corporation, partnership, association, joint stock company, limited liability company, joint venture, trust, governmental entity, unincorporated organization or other legal entity.
      “Prospectus” shall mean the final Prospectus, including any information relating to the Rights Offering, including the Rights and the underlying shares of Common Stock, and the additional shares of Common Stock to be offered and sold in the Standby Offering, that is filed with the Commission pursuant to Rule 424(b) and deemed by virtue of Rule 430A of the Securities Act to be part of such Registration Statement, each as amended, for use in connection with the issuance of the Rights and the Rights Offering.
      “Record Date” shall have the meaning set forth in the recitals hereof.
      “Registration Statement” shall mean the Company’s Registration Statement on Form S-1 (Commission File No. 333-163037) initially filed with the Commission on November 12, 2009, together with all exhibits thereto and any prospectus supplement relating to the Rights and the underlying shares of Common Stock, and the additional shares of Common Stock to be offered and sold in the Standby Offering pursuant to which the Rights and underlying shares of Common Stock have been registered pursuant to the Securities Act.
      “Rights” shall have the meaning set forth in the recitals hereof.
      “Rights Offering” shall have the meaning set forth in the recitals hereof.
      “Rights Offering Expiration Date” shall mean March 22, 2010, provided that the Company shall have the option to extend the Rights Offering, for any reason, until April 9, 2010.
      “Securities” shall have the meaning set forth in the recitals hereof.
      “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

     “Standby Commitment Fee” shall mean a cash fee of $150,000, payable at the Closing to the Standby Purchaser.
      “Standby Offering” shall have the meaning set forth in the recitals hereof.
      “Standby Purchaser” shall mean the Standby Purchaser named in the recitals hereof.
      “Stock Offerings” shall have the meaning set forth in the recitals hereof.
      “Subscription Agent” shall have the meaning set forth in Section 6(a)(iv) hereof.
      “Subscription Price” shall have the meaning set forth in the recitals hereof.
      “Termination Notice” shall mean a notice from the Company indicating that the Board, in the exercise of its good faith judgment, has determined to terminate or suspend indefinitely the Rights Offering contemplated hereby.
     Section 2. Standby Purchase Commitment.
     (a) The Standby Purchaser hereby agrees to purchase the Securities from the Company, and the Company hereby agrees to sell the Securities to the Standby Purchaser, at the Subscription Price.
     (b) Payment of the Subscription Price for the Securities shall be made to the Company by the Standby Purchaser, on the Closing Date, against delivery of the Securities to the Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfers.
     Section 3. Representations and Warranties of the Company. The Company represents and warrants to the Standby Purchaser as follows:
     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Ohio and has all requisite corporate power and authority to carry on its business as now conducted.
     (b) This Agreement has been duly and validly authorized, executed and delivered by the Company and constitutes a binding obligation of the Company enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (c) The Registration Statement was declared effective by the Commission on February 17, 2010 and no stop order has been issued with respect thereto and no proceedings therefore have been initiated or, to the knowledge of the Company, threatened by the Commission, and any request on the part of the Commission for additional information has been complied with. On the effective date, the Registration Statement complied in all material respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. On the Closing Date, the Registration Statement and the Prospectus will not include an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the Standby Purchaser expressly for use in the Registration Statement or in the Prospectus pursuant to Section 6(c) below.
     (d) All of the Securities and New Shares will have been duly authorized for issuance prior to the Closing, and, when issued and distributed as set forth in the Prospectus, will be validly issued, fully paid and non-assessable; and none of the Securities or New Shares will have been issued in violation of the preemptive rights of any security holders of the Company arising as a matter of law or under or pursuant to the Company’s First Amended and Restated Articles of Incorporation (as amended through the Closing Date), Amended and Restated Bylaws or Amended and Restated Code of Regulations, or any material agreement or instrument to which the Company is a party or by which it is bound.

     Section 4. Representations and Warranties of the Standby Purchaser. The Standby Purchaser represents and warrants to the Company as follows:
     (a) The Standby Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to perform its obligations under this Agreement.
     (b) The Standby Purchaser is acquiring its Securities for its own account, with the intention of holding the Securities for investment and with no present intention of participating, directly or indirectly, in a distribution of the Securities; provided, however, that the Standby Purchaser may assign its rights to acquire Securities hereunder to one or more of the principals of its general partner.
     (c) The Standby Purchaser is familiar with the business in which the Company is engaged, and based upon its knowledge and experience in financial and business matters, it is familiar with the investments of the type that he is undertaking to purchase; it is fully aware of the problems and risks involved in making an investment of this type; and it is capable of evaluating the merits and risks of this investment. The Standby Purchaser acknowledges that, prior to executing this Agreement, it has had the opportunity to ask questions of and receive answers or obtain additional information from a representative of the Company concerning the financial and other affairs of the Company.
     (d) This Agreement has been duly and validly authorized, executed and delivered by such Standby Purchaser and constitutes a binding obligation of the Standby Purchaser enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).
     (e) The Standby Purchaser is not an affiliate (within the meaning of Rule 405 of the Securities Act) of any other party with whom the Company has entered into standby purchase agreements substantially similar to this Agreement (“Other Standby Purchaser”), is not acting in concert and is not a member of a group (within the meaning of Section 13(d)(3) of the Exchange Act) with any Other Standby Purchaser and has no current intention to act in the future in a manner that would make it a member of such a group.
     (f) The Standby Purchaser hereby acknowledges that the Company has retained Stifel, Nicolaus & Company, Incorporated to serve as the Agent (the “Agent”) in connection with the Rights Offering, pursuant to which the Agent will receive customary fees for each share of Common Stock sold in the Stock Offerings. Further, the Agent shall be entitled to rely and have the benefit of, as a third-party beneficiary, the representations, warranties, agreements, covenants and other provisions of this Agreement (in each case related to the Standby Purchaser).
     Section 5. Deliveries at Closing.
     (a) At the Closing, the Company shall deliver to the Standby Purchaser a certificate or certificates representing the number of shares of Common Stock issued to the Standby Purchaser pursuant to Section 2 hereof.
     (b) At the Closing, the Company shall pay the Standby Commitment Fee to the Standby Purchaser, in United States dollars by means of certified or cashier’s checks, bank drafts, money orders or wire transfer.
     (c) At the Closing, the Standby Purchaser shall deliver to the Company payment in an amount equal to the Subscription Price multiplied by the Securities purchased by the Standby Purchaser, as set forth in Section 2(b) hereof.
     Section 6. Covenants.
     (a) Covenants. The Company agrees and covenants with the Standby Purchaser, between the date hereof and the earlier of the Closing Date or the effective date of any termination pursuant to Section 8 hereof, as follows:
     (i) To use commercially reasonable efforts to effectuate the Rights Offering;

     (ii) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the Standby Purchaser with a confirmation in writing, of (A) the time when the Prospectus or any amendment or supplement thereto has been filed, (B) the issuance by the Commission of any stop order, or of the initiation or threatening of any proceeding, suspending the effectiveness of the Registration Statement or any amendment thereto or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or any amendment or supplement thereto, (C) the issuance by any state securities commission of any notice of any proceedings for the suspension of the qualification of the New Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for such purpose, (D) the receipt of any comments from the Commission directed toward the Registration Statement or any document incorporated therein by reference and (E) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information. The Company will use its commercially reasonable efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as possible;
     (iii) To operate the Company’s business in the ordinary course of business consistent with past practice;
     (iv) To notify, or to cause the subscription agent for the Rights Offering (the “Subscription Agent”) to notify, on each Friday during the exercise period of the Rights, or more frequently if reasonably requested by the Standby Purchaser, the Standby Purchaser of the aggregate number of Rights known by the Company or the Subscription Agent to have been exercised pursuant to the Rights Offering as of the close of business on the preceding Business Day or the most recent practicable time before such request, as the case may be;
     (v) Not to issue any shares of capital stock of the Company, or options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, securities convertible into or exchangeable for capital stock of the Company, or other agreements or rights to purchase or otherwise acquire capital stock of the Company, except for shares of Common Stock issuable upon exercise of the Company’s presently outstanding stock options;
     (vi) Not to authorize any stock split, stock dividend, stock combination or similar transaction affecting the number of issued and outstanding shares of Common Stock; and
     (vii) Not to declare or pay any dividends on its Common Stock or repurchase any shares of Common Stock, other than ordinary quarterly dividends, regularly declared and paid in accordance with past practice.
     (b) Certain Acquisitions. Between the date hereof and the Closing Date, the Standby Purchaser and its respective Affiliates shall not acquire any shares of Common Stock; provided, however, that the foregoing shall not restrict the acquisition of shares of Common Stock by the Standby Purchaser or its Affiliates (i) from the Company pursuant to Section 2 of this Agreement, (ii) from the Standby Purchaser or any of its respective Affiliates, or (iii) pursuant to any conversion of or exchange offer in respect of any other securities of the Company beneficially owned by the Standby Purchaser or such Affiliate as of the date hereof.
     (c) Information. The Standby Purchaser agrees to furnish to the Company all information with respect to the Standby Purchaser that the Company may reasonably request and any such information furnished to the Company expressly for inclusion in the Prospectus by the Standby Purchaser not contain any untrue statement of material fact or omit to state a material fact required to be stated in the Prospectus or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (d) Public Statements. Neither the Company nor the Standby Purchaser shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior consent of the other parties hereto, which consent shall not be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with respect to such disclosure with the other parties to the extent reasonably practicable, or (ii) with respect to the filing by the Standby Purchaser of any Schedule 13D or Schedule 13G, to which a copy of this Agreement may be attached as an exhibit thereto.

     (e) Regulatory Filing. If the Company or the Standby Purchaser determines a filing is or may be required under applicable law in connection with the transactions contemplated hereunder, the Company and the Standby Purchaser shall use commercially reasonable efforts to promptly prepare and file all necessary documentation and to effect all applications that are necessary or advisable under applicable law with respect to the transactions contemplated hereunder so that any applicable waiting period shall have expired or been terminated as soon as practicable after the date hereof.
     Section 7. Conditions to Closing.
     (a) The obligations of the Standby Purchaser to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
     (i) The representations and warranties of the Company in Section 3 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date);
     (ii) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any Material Adverse Effect, nor shall there have occurred any breach of any covenant of the Company set forth in Section 7 hereof;
     (iii) As of the Closing Date, trading in the Common Stock shall not have been suspended by the Commission or Nasdaq Capital Market or trading in securities generally on the Nasdaq Capital Market shall not have been suspended or limited or minimum prices shall not have been established on the Nasdaq Capital Market (a “Market Adverse Effect”);
     (iv) The Company shall have received shareholder approval of the redemption of $10.0 million aggregate liquidation amount of trust preferred securities, the sale to the Standby Purchasers and an amendment to the Company’s First Amended and Restated Articles of Incorporation to increase the number of shares of authorized Common Stock;
     (v) The Company shall have obtained any required federal, state and regulatory approvals for the Stock Offerings on conditions reasonably satisfactory to the Company;
     (vi) No circumstances have occurred that would result in the Standby Purchaser, individually or otherwise with any other person or entity, being required to register as a depository institution holding company under federal or state laws or regulations, or to submit an application, or notice, to a federal regulatory authority; and
     (vi) On or prior to the Closing Date and subject to the approval of the Office of Thrift Supervision, the Board of Directors shall have appointed one designee of the Standby Purchaser to the Board of Directors of the Company, effective as of the Closing Date or as soon thereafter as Office of Thrift Supervision approval is received. To the extent consistent with the requirement to stagger the terms of the directors of the Company, the Company will appoint such person for a term ending at the Company’s 2012 annual meeting of stockholders. Subject to the fiduciary obligations of its Board of Directors and, if required under Office of Thrift Supervision rules and regulations, the approval of the Office of Thrift Supervision, the Company agrees to renominate the Standby Purchaser’s designee for election as a director of the Company for a three-year term at the Company’s 2012 annual meeting of stockholders, provided that (i) he does not reasonably give notice to the Company that he does not seek such renomination or reelection at the time of such occurrence, and (ii) the Standby Purchaser then owns at least 50% of the Securities it has purchased pursuant to the Standby Offering (“Standby Minimum Threshold”). Subject to any limitation imposed by law or by any regulatory authority having jurisdiction over the Company, in the event that any time prior to the scheduled expiration of his initial term as a director or, if, pursuant to this paragraph (vi) herein, he is reelected as a director at the Company’s 2012 annual meeting of stockholders, prior to the scheduled expiration of the term to which he is reelected, the Standby Purchaser’s designee is unable to serve as a director, whether because of resignation, removal or otherwise, the Standby Purchaser shall be entitled to designate a substitute nominee who is reasonably acceptable to the Company’s Board of Directors, and the Company shall cause such reasonably acceptable nominee to be appointed to the Board to complete the Standby Purchaser’s designee’s term as a director. Notwithstanding the foregoing, if at any time the Standby Purchaser no longer owns Securities equal to or exceeding the Standby Minimum Threshold, the Standby Purchaser’s right to designate such substitute nominee shall terminate. In order for the Company to monitor ownership of the Securities by the Standby Purchaser, the Standby Purchaser agrees to provide the Company with notice of all its purchases and sales of Company Common Stock, along with a summary of its aggregate Company stock ownership. Notwithstanding the foregoing, if the Standby Purchaser no longer owns Securities equal to or exceeding the Standby Minimum Threshold, the director designee of the Standby Purchaser shall resign as a director of the Company effective within 15 days after the date it no longer owns Securities equal to or exceeding the Standby Minimum Threshold;
     (b) The obligations of the Company to consummate the transactions contemplated hereunder are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
     (i) The representations and warranties of the Standby Purchaser in Section 4 shall be true and correct in all material respects as of the date hereof and at and as of the Closing Date as if made as of such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date); and
     (ii) The Standby Purchaser shall have executed and delivered a lock-up agreement substantially in the form of Exhibit A hereto.
     (c) The obligations of the Company and the Standby Purchaser to consummate the transactions contemplated hereunder in connection with the Rights Offering are subject to the fulfillment, prior to or on the Closing Date, of the following conditions:
     (i) No judgment, injunction, decree, regulatory proceeding or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement;
     (ii) No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or otherwise shall have been complied with;
     (iii) The New Shares and the Securities shall have been authorized for listing on the Nasdaq Capital Market;
     (iv) Any applicable waiting period shall have expired or been terminated thereunder with respect to such purchase; and
     (v) The Company must sell a minimum of $26 million of shares of Common Stock in the Stock Offerings, which amount includes purchases by the Standby Purchaser and Other Standby Parties.
     Section 8. Termination.
     (a) This Agreement may be terminated at any time prior to the Closing Date, by the Standby Purchaser by written notice to the Company if there is (i) a Material Adverse Effect or (ii) a Market Adverse Effect that is not cured within twenty-one (21) days after the occurrence thereof (the “Cure Period”), provided that the right to terminate this Agreement after the occurrence of each Material Adverse Effect or a Market Adverse Effect, which has not been cured within the Cure Period, shall expire seven (7) days after the expiration of such Cure Period.
     (b) This Agreement may be terminated by the Company on one hand or by the Standby Purchaser on the other hand, by written notice to the other party hereto:
     (i) At any time prior to the Closing Date, if there is a material breach of this Agreement by the other party that is not cured within fifteen (15) days after the non-breaching party has delivered written notice to the breaching party of such breach;
     (ii) At any time after May 31, 2010, unless the Closing has occurred prior to such date; or
     (iii) Consummation of the Standby Offering is prohibited by law, rule or regulation.
     (c) This Agreement may be terminated by the Company in the event that the Company determines that it is not in the best interests of the Company and its shareholders to go forward with the Stock Offerings.

     (d) The Company and the Standby Purchaser hereby agree that any termination of this Agreement pursuant to Sections, 8(a), 8(b)(ii) or 8(c) shall be without liability of the Company or the Standby Purchaser.
     Section 9. Survival. The representations and warranties of the Company and the Standby Purchaser contained in this Agreement or in any certificate delivered hereunder shall survive the Closing hereunder.
     Section 10. Notices. All notices, communications and deliveries required or permitted by this Agreement shall be made in writing signed by the party making the same, shall specify the Section of this Agreement pursuant to which it is given or being made and shall be deemed given or made (a) on the date delivered if delivered by telecopy or in person, (b) on the third (3rd) Business Day after it is mailed if mailed by registered or certified mail (return receipt requested) (with postage and other fees prepaid) or (c) on the day after it is delivered, prepaid, to an overnight express delivery service that confirms to the sender delivery on such day, as follows:
If to the Company:
PVF Capital Corp.
30000 Aurora Road
Solon, Ohio 44139
Attention: Robert J. King, Jr.
President and Chief Executive Officer
Telephone: (440) 248-7171
Facsimile: (440) 914-3916
With a copy to:
Kilpatrick Stockton LLP
Suite 900, 607 14th Street, NW
Washington, DC 20005-2018
Attention: Sean P. Kehoe, Esq.
Telephone: (202) 508-5881
Facsimile: (202) 585-0051
If to the Standby Purchaser:
CapitalWorks LLC
Suite 970
1111 Superior Avenue
Cleveland, OH 44114
Attention: Richard R. Hollington III
Telephone: (216) 781-3233
Facsimile: (216) 781-6670
With a copy to:
Squire, Sanders & Dempsey L.L.P.
4900 Key Tower
127 Public Square
Cleveland, OH 44114
Attention: Daniel G. Berick, Esq.
Telephone: (216) 479-8374
Facsimile: (216) 479-8780
or to such other representative or at such other address of a party as such party hereto may furnish to the other parties in writing in accordance with this Section 10.

     Section 11. Assignment. This Agreement will be binding upon, and will inure to the benefit of and be enforceable by, the parties hereto and their respective successors and assigns, including any person to whom Securities are transferred in accordance herewith.
     Section 12. Entire Agreement. Except as specifically set forth herein, the Company and the Standby Purchaser mutually agree to be bound by the terms of the non-disclosure agreement dated September 24, 2009 (the “Non-Disclosure Agreement”) previously executed by the Company and the Standby Purchaser, which Non-Disclosure Agreement is hereby incorporated herein by reference, and all information furnished by either party to the other party or its representatives pursuant hereto shall be subject to, and the parties shall hold such information in confidence in accordance with, the provisions of the Non-Disclosure Agreement. The Company and the Standby Purchaser agree that such Non-Disclosure Agreement shall continue in accordance with their respective terms, notwithstanding the termination of this Agreement. The Non-Disclosure Agreement and this Agreement embody the entire agreement and understanding between the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties, or undertakings, other than those set forth or referred to herein or in the Non-Disclosure Agreement, with respect to the standby purchase commitments with respect to the Securities and the New Shares. Other than with respect to matters set forth or referred to in the Non-Disclosure Agreement, this Agreement supersedes all prior agreements and understandings between the parties with respect to the subject matter of this Agreement.
     Section 13. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Ohio (other than its rules of conflict of laws to the extent the application of the laws of another jurisdiction would be required thereby).
     Section 14. Severability. If any provision of this Agreement or the application thereof to any person or circumstances is determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions hereof, or the application of such provision to persons or circumstances other than those as to which it has been held invalid, void or unenforceable, shall remain in full force and effect and shall in no way be affected, impaired or invalidated thereby, so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to affect the original intent of the parties.
     Section 15. Extension or Modification of Rights Offering. The Company may (a) waive irregularities in the manner of exercise of the Rights, and (b) waive conditions relating to the method (but not the timing) of the exercise of the Rights to the extent that such waiver does not materially adversely affect the interests of the Standby Purchaser.
     Section 16. Miscellaneous.
     (a) The Company shall not after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Standby Purchaser in this Agreement.
     (b) The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning of this Agreement.
     (c) This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument.
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     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date first above written.

COMPANY PVF CAPITAL CORP.
BY:	/s/ Robert J. King, Jr.
Name: Robert J. King, Jr.
Title: President and Chief Executive Officer

STANDBY PURCHASER SHORT VINCENT PARTNERS II, L.P. BY: CapitalWorks SVP II LLC, its General Partner

BY:	/s/ Richard R. Hollington III
Name: Richard R. Hollington III
Title: President

Exhibit A
lock-up agreement
PVF Capital Corp.
30000 Aurora Road
Solon, Ohio 44139
Stifel, Nicolaus & Company, Incorporated
30100 Chagrin Boulevard, Suite 101
Cleveland, Ohio 44124
Ladies and Gentlemen:
     The undersigned, PVF Capital Corp., an Ohio corporation (the “Company”), the Company’s executive officers and directors, and Short Vincent Partners II, L.P., an Ohio limited partnership (the “Standby Purchaser”), understand that Stifel, Nicolaus & Company, Incorporated (“Stifel Nicolaus”) proposes to enter into an Agency Agreement with the Company in connection with the Stock Offering (as defined below). The Company is distributing, at no charge, subscription rights to purchase shares of Common Stock to the holders of record of its Common Stock (a “Record Date Shareholder”) at 5:00 p.m. Eastern Time, on January 27, 2010 (the “Record Date”) and, subject to the rights of such holders described below, to certain other purchasers on a standby basis. Each Record Date Shareholder will receive one non-transferable subscription right (a “Right”) for every share of Common Stock held of record at the close of business on the Record Date. Each Right will entitle the holder thereof to subscribe for a certain number of shares of Common Stock (the “Underlying Shares”) at $1.75 per share (the “Subscription Price”) (the “Basic Subscription Privilege”). Each Record Date Shareholder who exercises in full its Basic Subscription Privilege will also be eligible to subscribe at the Subscription Price for shares of Common Stock not otherwise purchased pursuant to the exercise of the Basic Subscription Privilege up to the total number of Underlying Shares, subject to availability, proration and reduction by the Company in certain circumstances and, in all instances, to a limit on ownership of the Common Stock (the “Over-Subscription Privilege”). The offer and sale of the Underlying Shares pursuant to the exercise of the Basic Subscription Privilege and the Over-Subscription Privilege are referred to herein as the “Rights Offering.”
     The Company has separately entered into a “Standby Purchase Agreement” with the Standby Purchaser, pursuant to which the Standby Purchaser has agreed to acquire from the Company, at the Subscription Price, the lesser of 2,436,610 shares of Common Stock or 9.61% of the Company’s outstanding Common Stock on a fully diluted basis assuming completion of the Rights Offering, including shares issued to the Standby Purchaser (provided, however, in no event will Standby Purchaser be required to purchase a number of shares that would require it or any of its affiliates to obtain prior regulatory clearance or approval from any state or federal bank regulatory authority). The Standby Purchaser has conditioned its minimum purchase of shares of Common Stock upon the receipt by the Company of $26 million in gross proceeds from the Rights Offering, the offering to the Standby Purchaser and the Public Reoffer (as defined below), if any. The maximum number of shares that may be sold in the Rights Offering and to the Standby Purchaser is 17,142,857.
     The Company may offer any shares of Common Stock that remain unsubscribed in the Rights Offering at the expiration of the Rights Offering to the public at the Subscription Price per share (the “Public Reoffer”). Any offering of shares of Common Stock in the Public Reoffer shall be on a best efforts basis. The Public Reoffer shall terminate on April 9, 2010. The Rights Offering, the offering to the Standby Purchaser and the Public Reoffer are together referred to herein as the “Stock Offering,” and the Underlying Shares and the shares of Common Stock sold to the Standby Purchaser and to the public in the Public Reoffer are collectively referred to herein as the “Securities.”
     In recognition of the benefit that the Stock Offering will confer upon the undersigned, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that from the date hereof and until 180 days after the consummation of all sales of Common Stock in the Stock Offering (such 180 day period being referred to herein as the “Lock-Up Period”), the undersigned will not (and will cause the undersigned’s general partner or any other person or entity controlling the undersigned or within the undersigned’s control not to) offer, sell, contract to sell (including any short sale), pledge, hypothecate, establish an open “put equivalent position” within the meaning of Rule 16a-1(h) under the Securities Exchange Act of 1934, as amended, grant any option, right or warrant for the sale of, purchase any option or contract to sell, sell any option or contract to purchase, or otherwise encumber, dispose of or transfer, or grant any rights with respect to, directly or indirectly, any shares of Common Stock or securities convertible into or exchangeable or exercisable for any shares of Common Stock, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such aforementioned transaction is to be settled by delivery of the Common Stock or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Stifel Nicolaus, which consent may be withheld in Stifel Nicolaus’ sole discretion; provided, however, that if (a) during the last 17 days of the initial Lock-Up Period, the Company releases earnings results or material news or a material event relating to the Company occurs or (b) prior to the expiration of the initial Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the initial Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the occurrence of the material news or material event, as applicable, unless Stifel Nicolaus waives, in writing, such extension.
     The undersigned hereby acknowledges and agrees that written notice of any extension of the Lock-Up Period pursuant to the previous paragraph will be delivered by Stifel Nicolaus to the Company (in accordance with Section 14 of the Agency Agreement) and that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement up to and including the 34th day following the expiration of the initial Lock-Up Period,

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it will give notice thereof to Stifel Nicolaus and will not consummate such transaction or take any such action unless it has received written confirmation from Stifel Nicolaus that the Lock-Up Period (as may have been extended pursuant to the previous paragraph) has expired.
     The foregoing restrictions shall not apply to (a) bona fide gifts by the undersigned, provided that (i) each resulting transferee of the Company’s securities executes and delivers to Stifel Nicolaus an agreement satisfactory to Stifel Nicolaus certifying that such transferee is bound by the terms of this Lock-Up Agreement and has been in compliance with the terms hereof since the date first above written as if it had been an original party hereto and (ii) to the extent any interest in the Company’s securities is retained by the undersigned, such securities shall remain subject to the restrictions contained in this Lock-Up Agreement or (b) conversions or exchanges of any of the Company’s securities (other than Common Stock or securities convertible or exchangeable into Common Stock) pursuant to any conversion or exchange offer in respect of any other securities of the Company beneficially owned as of the date hereof.
     Any Common Stock received upon exercise of options granted to the undersigned will also be subject to this Lock-Up Agreement. Any Common Stock acquired by the undersigned in the open market on or after the Stock Offering Date will not be subject to this Lock-Up Agreement. A transfer of Common Stock to a family member or a trust, partnership or other entity for the benefit of the undersigned, a transfer not involving a disposition for value, or a transfer to an investment vehicle under common control with the undersigned may be made, provided the transferee agrees in writing prior to such transfer to be bound by the terms of this Lock-Up Agreement as if it were a party hereto.
     In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to (a) decline to make any transfer of shares of Common Stock if such transfer would constitute a violation or breach of this Lock-Up Agreement and (b) place legends and stop transfer instructions on any such shares of Common Stock owned or beneficially owned by the undersigned.
     The undersigned represents and warrants that the undersigned has full power and authority to enter into this Lock-Up Agreement. This Lock-Up Agreement is irrevocable and shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned. This Lock-Up Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law rules. This Lock-Up Agreement shall lapse and become null and void if the Rights Offering is abandoned by the Company or if the Stock Offering Date shall not have occurred on or before May 31, 2010.

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Very truly yours, SHORT VINCENT PARTNERS II, L.P.
By:	CapitalWorks SVP II LLC, its General Partner

By:	/s/ Richard R. Hollington III
	Name:	Richard R. Hollington III
	Title:	President
	Date:	February 17, 2010

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